Exhibit 10.2

INTRAWARE, INC.

PLACEMENT AGENCY AGREEMENT

Commonwealth Associates, L.P.
830 Third Avenue
New York, New York 10022

As of May 10, 2002

Gentlemen:

This Placement Agency Agreement (this “Agreement”) confirms the retention by Intraware, Inc., a Delaware corporation (the “Company”), of Commonwealth Associates, L.P., a New York limited partnership (“Commonwealth” or the “Placement Agent”), to act as the sales agent, on a best efforts basis, in connection with a private placement for the Company, on the terms set forth below.

The Company proposes to offer for sale solely to “accredited investors,” in a private placement (the “Placement”), up to 140 units (including fractions thereof) at $100,000 per unit.  In the event that the Placement will result in the issuance of securities representing no more than 19.9% of the Company’s issued and outstanding common stock under applicable guidelines and policies of the Nasdaq Stock Market (the “Issuance Limitation”), each unit (a “Share Unit”) shall consist of: (i) that number of shares of the Company’s common stock (the “Common Stock”) which is equal to $100,000 divided by the Per Share Purchase Price (the “Shares”); and (ii) four-year warrants to purchase the number of shares of Common Stock (the “Warrant Shares”) equal to 20% of the Shares comprising a Share Unit at an exercise price per share equal to the Market Price (the “Warrants”). In the event that the Placement of Share Units will exceed the Issuance Limitation, each unit (a “Note Unit”) shall instead consist of: (i) a $100,000 principal amount 8% senior secured promissory note due August 31, 2002 substantially in the form attached hereto as Appendix A (each, a “Note” and collectively, the “Notes”) convertible upon receipt of the shareholder approval referenced in Section 4(h) hereof (the “Approval”) into the number of Shares which is equal to $100,000 divided by the Per Share Purchase Price; and (ii) Warrants to purchase the number of Warrant Shares equal to 50% of the Shares comprising a Note Unit at an exercise price per share equal to the Market Price. The “Per Share Purchase Price” shall be the lower of (i) $1.00 or (ii) 85% of the Market Price. The “Market Price” shall be the average of the closing prices of the Common Stock for the five consecutive trading days immediately preceding the initial closing of the Placement (the “Initial Closing”). The Share Units and Note Units are collectively referred to herein as the “Units.”

Warrants to be issued to members of the Company’s Board of Directors (the “Board”) or their affiliates, shall be held in escrow until the receipt of the Approval; provided, however, that, the Company may issue the Warrants earlier if the affected directors resign from the Board and the Company and Commonwealth determine, after conferring with Nasdaq, that such issuance will not violate the applicable listing requirements of the Nasdaq.  Upon receipt of the Approval, (i) 60% of the Warrants issued as part of the Note Units, if applicable, will be subject to redemption by the Company for nominal consideration and (ii) the Company will release from escrow, if not previously released, Warrants to purchase the number of Warrant Shares equal to 20% of the Shares comprising a Unit to any members of the Board or their affiliates who purchased a Unit in the Placement. The Warrants shall be governed by a warrant agreement substantially in the form attached hereto as Appendix B (the “Warrant Agreement”).

A minimum of 30 Units ($3,000,000) (the “Minimum Offering”), and a maximum of 140 Units ($14,000,000) (the “Maximum Offering”) will be sold in the Placement; provided, however that the Maximum Offering shall be subject to reduction by the Company, on a dollar for dollar basis, to the extent of proceeds, if any, from sales of the Company’s assets other than the ordinary course of business (a “Sale Transaction”) consummated prior to the Termination Date (as defined in Section 1(a) hereof), or otherwise if the issuance of Warrants and/or Agent’s Warrants (as defined in Section 3(e) hereof) in connection with the sale of Note Units would exceed the Issuance Limitation. In the event there is no Sale Transaction prior to the Termination Date, the Minimum Offering shall be increased to 85 Units ($8,500,000), of which 50 Units must be purchased by check or wire transfer and 35 Units must be purchased upon the cancellation of outstanding 8% senior secured promissory notes issued by the Company in August and September 2001 (the “Bridge Notes”). Up to 70 Units of the Placement may be purchased by investors upon cancellation of Bridge Notes.

The Units will be offered pursuant to those terms and conditions mutually acceptable to Commonwealth, the investors and the Company. The Units are being offered in accordance with Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation D promulgated thereunder. The Minimum Offering will be made on a “best efforts — all or none” basis and the balance of the Placement will be offered on a best efforts basis.

The form of proposed subscription agreement between the Company and each subscriber for the Placement is referred to herein as the “Subscription Agreement.” The SEC Documents (as defined in Section 2(e) hereof), the Subscription Agreement and all exhibits that are part of the Subscription Agreement are collectively referred to herein as the “Offering Documents.” The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance reasonably satisfactory to the Placement Agent and its counsel. The Offering Documents, together with (i) this Agreement, (ii) the Notes, (iii) the Warrant Agreement, (iv) the Registration Rights Agreement among each Subscriber, the Company and the Placement Agent in the form to be agreed to by the Subscribers (the “Registration Rights Agreement”), (v) the Security Agreement and Agency Appointment Agreement in the form to be agreed to by the Subscribers and the holders of the Bridge Notes (the “Security Agreement”), (vi) the Fund Escrow Agreement (as defined in Section 3(b)(ix) hereof), (vii) the Agent’s Warrants (as defined in Section 3(d) hereof), (viii) the Conversion Agreements (as defined in Section 3(c)(i) hereof) and (ix) exhibits, schedules and appendices that are part of the Offering Documents, the Warrant Agreement, the Registration Rights Agreement, the Security Agreement and this Agreement are collectively referred to herein as the “Transaction Documents.”

Each prospective investor subscribing to purchase Units in the Placement (each a “Subscriber”) will be required to deliver, among other things, the Subscription Agreement and a confidential purchaser questionnaire in the form to be provided to prospective investors.

Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

1.             Appointment of Placement Agent.

(a)           Commonwealth is hereby appointed exclusive Placement Agent of the Company (subject to subsection (f) below and the Placement Agent’s right to have selected dealers (“Selected Dealers”) which are in good standing with the National Association of Securities Dealers (“NASD”) participate in the Placement) for the purposes of assisting the Company in finding qualified Subscribers for the Placement.  The Company agrees that Ladenburg Thalmann or its affiliates may act as Selected Dealers in connection with the Placement. The offering period (the “Offering Period”) shall continue until the earlier to occur of: (i) the sale of the Maximum Offering; (ii) June 30, 2002 or (iii) such date that the Company and the Placement Agent mutually agree upon. The day that the Offering Period terminates is hereinafter referred to as the “Termination Date.” The Termination Date may be extended for up to 30 days by mutual agreement of the Placement Agent and the Company.

(b)           Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified Subscribers for the Placement.  Except for the foregoing, it is understood that the Placement Agent has no commitment to sell the Units.

(c)           Commonwealth’s agency hereunder is not terminable by the Company except upon termination of the Offering Period, because the Per Share Purchase Price will be less than $1.00, or upon a material breach by Commonwealth of its obligations hereunder, provided further, that the sole remedy for Commonwealth in the event the Company terminates Commonwealth’s agency hereunder in violation of this provision shall be the Break-Up Fees provided for in Section 4(c) hereof.

(d)           Subscriptions for Units shall be evidenced by the execution by Subscribers of the Subscription Agreement.  No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

(e)           The Placement Agent and/or its affiliates and ComVest Venture Partners, L.P. may be investors in the Placement.

(f)            The Company may enter into agreements with Ladenburg Thalmann or its affiliates to serve as co-placement agent(s) on terms not more favorable than those of the Placement.

2.             Representations and Warranties of the Company.  The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows, except as set forth in the disclosure schedules attached hereto:

(a)           Securities Law Compliance.  The offer, offer for sale, and sale of the Units have not been registered under the 1933 Act. The Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act.  The Company will use its best efforts to conduct the Placement in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act, and the Company will file all appropriate notices of offering with the United States Securities and Exchange Commission (the “SEC”).  The Company has prepared the Offering Documents.  The Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.  If at any time prior to the completion of the Placement or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agent and will supply the Placement Agent with amendments or supplements correcting such statement or omission.  The Company will also provide to the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

(b)           Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any event or change in circumstance, whether or not directly or indirectly caused by management or arising independently of management’s control, that has or could reasonably be deemed by the Placement Agent to have in the future, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company or on the transactions contemplated hereby, or on the other Transaction Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company does not have any operating subsidiaries and all of the non-operating subsidiaries are wholly-owned by the Company.

(c)           Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 2(c).  All of such outstanding shares have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2(c), (i) no shares of the Company’s capital stock are subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the

Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in the Transaction Documents that shall not have been waived prior to the Initial Closing; and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and, to the knowledge of the Company,  no security holder has any rescission rights with respect thereto.

(d)           Subsidiaries and Investments.  Other than as set forth in Schedule 2(d) to this Agreement, the Company has no subsidiaries, and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

(e)           SEC Documents; Financial Statements.  Since November 30, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has made available to the Subscriber or its representatives copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).  As of the date hereof, the Company meets the requirements for the use of Form S-3 for registration of the resale of the Shares and the Warrant Shares.

(f)            Absence of Changes.  Since November 30, 2001, except with respect to matters of which the Company has notified the Placement Agent in writing or publicly disclosed and other than as set forth in Schedule 2(f) to this Agreement, the Company has not (i) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate a Material Adverse Effect, (ii) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (iii) discharged or satisfied any liens or paid any obligation or liability other than current liabilities shown on the balance sheet dated as of November 30, 2001, and current liabilities incurred since the date of the balance sheet dated as of November 30, 2001, in each case in the usual and ordinary course of business and consistent with past practices, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business and consistent with past practices, (vi) cancelled or compromised any debt or claim, or waived or released any right, of material value, (vii) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, (viii) entered into any transaction other than in the usual and ordinary course of business except for this Agency Agreement, the other Transaction Documents and the related agreements referred to herein and therein, (ix) encountered any labor difficulties or labor union organizing activities, (x) made or granted any wage or salary increase or entered into any employment agreement, (xi) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (xii) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (xiii) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (xiv) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (xv) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

(g)           Title.  Except as set forth in or contemplated by Schedule 2(g) to this Agreement, the Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company’s business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as described in the Offering Documents.

(h)           Proprietary Rights.  To the Company’s knowledge after due investigation, the Company owns, or is duly licensed to use or possess, or possesses exclusive and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the “Proprietary Rights”).  Except as set forth on Schedule 2(h) to this Agreement, the Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company’s knowledge, no others have infringed the Company’s Proprietary Rights.

(i)            Litigation.  Except as set forth in or contemplated by Schedule 2(i) to this Agreement, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of the Company, threatened against the Company of any of the Company’s officers or directors in their capacities as such (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect.  The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that have a Material Adverse Effect.

(j)            Non-Defaults; Non-Contravention.  Except as set forth in or contemplated by Schedule 2(j) to this Agreement, the Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Transaction Documents or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Certificate of Incorporation, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such violation or default would have a Material Adverse Effect; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such violation or default would have a Material Adverse Effect, and there exists no condition, event or act that constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

(k)           Taxes.  The Company has filed all tax returns that are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or that it is obligated to withhold from amounts owing to any employee, creditor or third party.  The Company has properly accrued all taxes required to be accrued by GAAP consistently applied.  The income tax returns of the Company have never been audited by any government or regulatory authorities.  The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

(l)            Compliance With Laws; Licenses, Etc.  The Company has not received notice of any violation of or noncompliance with any laws, ordinances, regulations and orders applicable to its business that would have a Material Adverse Effect and that has not been cured.  The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, “Licenses”) required by every government or regulatory body for the operation of its business as currently conducted and the use of its properties.  The Licenses are in full force and effect and to the Company’s knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

(m)          Authorization of Agreement, Etc.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by the Board and no further consent or authorization is required by the Company, the Board or the Company’s stockholders.  The Transaction Documents have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(n)           Authorization of Securities.  The issuance, sale and delivery of the Notes, the Shares, the Warrants, and the Agent’s Warrants (as defined herein) shall, prior to the Initial Closing,  have been duly authorized by all requisite corporate action of the Company.  When so issued, sold and delivered in accordance with the Transaction Documents for the consideration set forth therein, the Notes, the Shares, the Warrants, and the Agent’s Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

(o)           Authorization of Reserved Shares.  The issuance, sale and delivery by the Company of the common shares issuable upon exercise of the Warrants and the Agent’s Warrants (the “Reserved Shares”) shall, prior to the Initial Closing, have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares shall (to the extent permissible out of the authorized capital of the Company), prior to the Initial Closing, have been duly reserved for issuance upon exercise of all or any of the Warrants and Agent’s Warrants and when so issued, sold, paid for and delivered for the consideration set forth in the Transaction Documents, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

(p)           Exemption from Registration.  Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the 1933 Act, the offer and sale of the Units pursuant to the terms of this

Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder.  The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

(q)           Registration Rights. Except as set forth in or contemplated by Schedule 2(c) to this Agreement, no person has any right to cause the Company to effect registration under the 1933 Act of any securities of the Company.

(r)            Brokers.  Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent, and Ladenburg Thalmann.

(s)           Title to Securities.  When certificates representing the Notes, the Shares and the Warrants have been duly delivered to the purchasers participating in the Placement and payment shall have been made therefor, the several purchasers shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

(t)            Application of Takeover Protections; Rights Agreement.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agency Agreement, including without limitation, the Company’s issuance of the Securities and the Subscriber’s ownership of the Securities.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(u)           Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

(v)           Exchange Listing. The Company’s Common Stock has been designated for quotation or listed on the Nasdaq National Market (“Nasdaq”), trading in the Common Stock has not been suspended by the SEC or Nasdaq and the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Common Stock from Nasdaq.  Except as disclosed on Schedule 2(v), the Company is not in violation of the listing requirements of Nasdaq as in effect on the date hereof and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future.

(w)          Consents.  Except as contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents.  Except as otherwise provided in the Transaction Documents, all consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing.

(x)            No General Solicitation.  None of the Company, any of its affiliates, and any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(y)           No Integrated Offering.  None of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act or cause the Placement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its affiliates and any person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the Placement to be integrated with other offerings.

(z)            Foreign Corrupt Practices.  Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.             Closing; Placement and Fees.

(a)           Closing of the Placement.  Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, the Initial Closing of the Placement shall take place at the offices of the Placement Agent, 830 Third Avenue, New York, New York no later than three business days following the Termination Date, which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent (the “Closing Date”).  In addition, subsequent closings of the Placement (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a “Closing” hereunder. At each Closing, payment for the Units issued and sold by the Company shall be made against delivery of the Shares and Warrants comprising the Share Units or the Notes and Warrants comprising the Note Units.

(b)           Conditions to Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder with respect to the Placement will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i)         Due Qualification or Exemption.  (A) The Placement will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(d) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of  the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

(ii)        No Material Misstatements.  Neither the Blue Sky qualification materials nor the Offering Documents, nor any supplement thereto, will contain any untrue statement of a fact which in the opinion of the Placement Agent is material, or omits to state a fact which is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii)       Compliance with Agreements.  The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

(iv)       Corporate Action.  The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company’s board of directors (the “Board”), for the execution and delivery of this Agreement and the other Offering Documents required to be entered into at or prior to such Closing, the performance by the Company of its obligations hereunder and thereunder and the Placement;

(v)        Opinion of Counsel.  The Placement Agent shall receive the opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to the Company, dated the Closing(s), substantially to the effect that:

(A)          The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of California.

(B)           The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents, including issuance of the Notes, the Shares and the Warrants in accordance with the terms thereof.  The execution and delivery of the Transaction Documents by the Company, the performance of the obligations of the Company thereunder and the consummation by it of the transactions contemplated therein have been duly authorized by the Board and, to the extent required, by the shareholders of the Company (other than the Company’s obligation to comply with NASD Marketplace Rules).  The Transaction Documents have been duly executed and delivered by the Company.

(C)           The issuance and sale of the Notes, the Shares and the Warrants have been duly authorized.  The Shares and the Warrant Shares are duly authorized and reserved for issuance in accordance with the Transaction Documents, and when issued and paid for in accordance with the Transaction Documents, the Shares and the Warrant Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

(D)          Based in part upon, and subject to the accuracy as to factual matters of, the Subscribers’ representations in Article I of the Subscription Agreement, the Notes, the Shares and the Warrants may be issued to the Subscribers pursuant to the Transaction Documents without registration under the Securities Act of 1933, as amended.

(E)           Other than the Company’s obligation to comply with NASD Marketplace Rules, no authorization, approval, consent, filing or other order of any Federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or to such counsel’s knowledge, any court, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the issuance and sale of the Notes and the Warrants as contemplated by the Transaction Documents, except such as have been made or will be made by the Company.

(F)           To such counsel’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any arbitrator, court, public board or body or any governmental agency or self-regulatory organization pending or threatened against the Company or any of the properties of the Company that might materially and adversely affect the Company or its business, operations, properties or financial condition, or that might materially adversely affect the transactions or other acts contemplated by the Transaction Documents.

(G)           The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof does not violate, conflict with or constitute a default under the Company’s Certificate of Incorporation, as amended to date, the Company’s Bylaws as currently in effect or any other material contract, agreement or arrangement by which the Company is bound, or any applicable law, rule, regulation, judgment, order or decree actually known to the Company’s counsel of any governmental agency or court having jurisdiction over the Company or any of its properties or business, in each case, other than as set forth in the Schedules to this Agreement and other than the Company’s obligation to comply with NASD Marketplace Rules.

(vi)       Officers’ Certificate.  The Placement Agent shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such closing with the same effect as though expressly made at such closing.

(vii)      Due Diligence.  The Placement Agent shall have completed and been satisfied with the results of its due diligence investigation of the Company, including, without limitation, the Company’s financial statements, expense budgets, business prospects, capital structure and contractual arrangements.

(viii)     Transaction Documents.  The Placement Agent shall have received duly executed copies of the Warrant Agreement, the Registration Rights Agreement and the Security Agreement.

(ix)       Fund Escrow Agreement.  The Placement Agent shall have received a copy of a duly executed escrow agreement in the form previously delivered to the Company regarding the deposit of funds pending the closing(s) of the Placement with a bank or trust company  acceptable to the Placement Agent (the “Fund Escrow Agreement”).

(x)        Shareholder Meeting; Proxies. In the event that the Placement consists of Note Units, the Placement Agent shall have received evidence satisfactory to it from the Company that the Company has initiated the obtaining of the Approval. In addition, to the extent permitted by federal and state securities laws, the Company shall have received proxies from each of the executive officers and directors of the Company agreeing to vote in favor of the Approval.

(c)           Conditions to Company’s Obligations.  The obligations of the Company hereunder with respect to the Placement will be subject to the following conditions:

(i)         Bridge Note Amendment and Conversions.  In the event that there is no Sale Transaction prior to the Termination Date, the obligations of the Company hereunder with respect to the Placement will be subject to the receipt, on or prior to the Initial Closing, of signatures by the holders of more than $3,500,000 principal amount of the Bridge Notes to the Note Financing Amendment and Conversion Agreement (in the form agreed to by the Company and Commonwealth) agreeing: (x) to cancel at least $3,500,000 principal amount of the Bridge Notes in consideration for Units in the Placement and (y) on behalf of all holders of the Bridge Notes, to consent to the issuance of the Notes, to add the Notes to the Security Agreement, to extend the maturity date of the Bridge Notes which are not cancelled to August 31, 2002 (subject to receipt of the Approval), and to extend the filing date to May 31, 2002 for the registration statement related to the warrants issued in connection with the Bridge Notes.

(ii)        Proxies. In the event that the Company is required to seek the Approval, to the extent permitted by federal and state securities laws, the Company shall have received proxies from each of Commonwealth, ComVest Venture Partners, L.P., Robert Priddy and Shea Ventures/J.F. Shea & Co. agreeing to vote in favor of the Approval.

(d)           Blue Sky.  Counsel to the Placement Agent will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Placement may be made in certain jurisdictions.  It is understood that such filings may be based on or rely upon: (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber; (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agreement; and (iii) the representations of the Company set forth in the certificate to be delivered at each closing pursuant to paragraph (vi) of Section 3(b). Counsel to the Placement Agent shall advise the Company as to which jurisdictions offers and sales of the Securities have been made.

(e)           Placement Fee and Expenses.

(i)         Placement. Simultaneously with payment for and delivery of the Units at the closing of the Placement and subject to the following sentence, the Company shall: (A) pay to the Placement Agent a placement agent fee equal to 6% of the gross proceeds of Units sold in the Placement; and (B) issue to the Placement Agent or its designees five-year warrants in the form to be agreed to by the Company and the Placement Agent to purchase that number of Shares as equals 8% of the Shares and Warrant Shares underlying the Units sold in the Placement at exercise prices per Share equal to the Per Share Purchase Price and Market Price, respectively (the “Agent’s Warrants”); provided, however, that if affiliates of the Placement Agent have been appointed to the Board prior to the Closing pursuant to the provisions of Section 4(j) hereof,  the Agent’s Warrants will be placed into escrow and issued to the Placement Agent upon receipt of the Approval; provided, however, that the Company may issue the Agent’s Warrants earlier if the directors affiliated with the Placement Agent thereafter resign from the Board and the Company and Commonwealth determine, after conferring with Nasdaq, that such issuance will not violate the applicable listing requirements of the Nasdaq.  The Company shall also, upon presentation of appropriate receipts and invoices, reimburse the Placement Agent for up to $50,000 of its accountable expenses, including legal fees. With respect to Units purchased upon the conversion of Bridge Notes held by ComVest, the fees due to the Placement Agent pursuant to clauses (A) and (B) above shall be 4% and 6%, respectively; with respect to Units purchased by Kinecta Corporation, the fees due to the Placement Agent pursuant to clauses (A) and (B) above shall be 3% and 4%, respectively; and with respect to Units purchased by any of the investors listed on Exhibit A to the Term Sheet dated April 12, 2002, no fees shall be due to the Placement Agent pursuant to clauses (A) and (B) above unless the Placement Agent and the Company have entered into a fee-sharing arrangement with Ladenburg Thalmann. The Company shall also pay all expenses in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agent shall designate, including reasonable legal fees, filing fees and disbursements of Placement Agent’s counsel in connection with such Blue Sky matters.

(ii)        Interest.   In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to four percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

(f)            Bring–Down Opinions and Certificates.  If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in (v) and (vi) of Section 3(b) above, respectively.

(g)           No Adverse Changes.  There shall not have occurred, at any time prior to the applicable Closing (i) any domestic or international event, act or occurrence that has materially disrupted, or in the Placement Agent’s opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the Nasdaq - Amex Stock Exchange or the TSE; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent’s reasonable judgment, makes it inadvisable to proceed with the Placement.

4.             Covenants of the Company.

(a)           Use of Proceeds.  The net proceeds of the Placement will be used for general working capital purposes.  Other than as set forth on Schedule 4(a) to this Agreement, the Company shall not use any of the proceeds from the Placement to repay any indebtedness of the Company (other than trade payables in the ordinary course), including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company.

(b)           Expenses of Offering.  The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the Placement, including, but not limited to, (A) legal fees of the Company’s counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing and delivering all Placement Agent and selling documents, Share and Warrant certificates; and (B) blue sky fees, filing fees and the reasonable fees and disbursements of Placement Agent’s counsel in connection with blue sky matters (the “Company Expenses”). The Company shall also be responsible for its own expenses incurred in connection with the Placement, including, without limitation, legal and accounting fees and travel and lodging expenses in connection with the roadshow or other investor presentations, and shall also be responsible for all printing expenses for the executive overview and other supporting documents. In addition, the Company shall reimburse the Placement Agent, upon presentation of appropriate receipts or invoices, for up to $50,000 of its reasonable out-of-pocket expenses incurred in connection with the Placement, including, without limitation, the Placement Agent’s mailing, printing, copying, telephone, travel, background searches, due diligence investigations, legal and consulting fees or other similar expenses (the “Placement Agent Expenses”).

(c)           Break-Up Fee. If the Company decides not to proceed with the Placement for any reason (other than the Placement Agent’s failure to complete the Minimum Offering prior to the Minimum Deadline (as defined below) or because the Per Share Purchase Price will be less than $1.00) or if the Placement Agent decides not to proceed with the Placement because of a material breach by the Company of its representations, warranties, or covenants in this Agreement, the Company will be obligated to pay the Placement Agent liquidated damages of $350,000, payable at the Company’s option (the “Payment Option”) either in cash or in shares of Common Stock valued at the average closing price of the Common Stock for the 20 consecutive trading days immediately prior to the decision not to proceed and to reimburse the Placement

Agent for the Placement Agent Expenses (collectively, the “Break-Up Fee”); provided, however, that if the Company decides not to proceed with the Placement and either prior thereto or within 90 days thereafter completes a Sale Transaction, the Company shall be obligated to pay the Placement Agent the Break-Up Fee in cash irregardless of the Per Share Purchase Price or the Placement Agent’s ability to complete the Minimum Offering prior to the Minimum Deadline. The Company must exercise the Payment Option within 24 hours after the decision not to proceed with the Placement. In the event the Company fails to notify the Placement Agent of its option with the 24-hour time period, the method of payment of the break-up fee shall be at the sole discretion of the Placement Agent.  The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Placement.  For purposes of the Break-Up Fee only, the closing of the Minimum Offering shall take place no later than (x) two (2) business days after the closing of the Sale Transaction or (y) two (2) business days after the Company notifies the Placement Agent in writing that the Company will not be consummating a Sale Transaction (the “Minimum Deadline”); provided, however, that in no event shall the Minimum Deadline be earlier than May 24, 2002. Any amounts the Company pays to the Placement Agent under this section shall be credited towards any future fees payable to the Placement Agent or its affiliates for assisting the Company with a future transaction

(d)           Notification.  The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction, as applicable.  The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.

(e)           Blue Sky.  The Company will use its best efforts to assist the Placement Agent to qualify or register the Securities for offering and sale under, or establish an exemption from such qualification or registration under, the securities or “blue sky” laws of such jurisdictions as the Company may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified.  The Company will not consummate any sale of Securities in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

(f)            Form D Filing.  The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first issuance of the Units.  The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made.  The Company shall furnish the Placement Agent with copies of all such filings.

(g)           Press Releases, Etc.  The Company shall not, during the period commencing on the date hereof and ending on the later of the last Closing or Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, provided, however, the Company may issue any such releases which in the reasonable opinion of counsel to the Company are required for compliance with applicable legal and regulatory requirements.  Furthermore, the Company shall not at any time include information with respect to the Placement or use the Placement Agent’s name in any press release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agent, which consent, with respect to information regarding the Placement only, shall not be unreasonably withheld.

(h)           Shareholder Meeting; Redemption of Warrants.  In the event that the Placement consists of Note Units, the Company shall use its best efforts to obtain, within 60 days following the Initial Closing, shareholder approval of (i) the terms and conditions of the Placement, including the Per Share Purchase Price, (ii) the conversion of the Bridge Notes into an investment in the Placement and (ii) the issuance of securities, including the Warrants and the Agent’s Warrants, to the Placement Agent or any of its affiliated persons or entities.

(i)            Resale Registration. The Company shall file a registration statement with the SEC covering the resale of the Shares and the Reserved Shares pursuant to the terms of the Registration Rights Agreement.

(j)            Appointment of Directors. In the event the Bridge Notes are not repaid in full prior to the Termination Date, the Board shall appoint two designees of the Placement Agent reasonably acceptable to the Board to fill the vacancies left by the resignations, prior to the date of this Agreement, of Michael Falk and Lee Provow.

5.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an “Indemnified Party”) against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Transaction Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by the Placement Agent in writing to the Company specifically for use in the Transaction Documents), (ii) any violation by the Company of the federal securities laws or the securities laws of any states, or otherwise arising out of the Placement Agent’s engagement hereunder, except in respect of any matters as to which the Placement Agent shall have been adjudicated to have acted with gross negligence, or (iii) any breach by the Company of  any of its representations, warranties or covenants contained in this Agency Agreement.

(b)           Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced.  In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken).  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party as expressed in writing to the Indemnified Party and the Company, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties.  No settlement of any action against an Indemnified Party shall be made without the Company’s consent (which shall not be unreasonably withheld) unless such an Indemnified Party is fully and completely released in connection therewith.

6.             Contribution.

To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 5 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered.  In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be.  No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6.  Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.  This Section 6 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

7.             Miscellaneous.

(a)           Survival.  Any termination of the Placement in accordance with the terms of this Agreement without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termination and shall survive the later of the final Closing of the Placement or the Termination Date for a period of two years.

(b)           Representations, Warranties and Covenants to Survive Delivery.  The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement for a period of two years after such respective event.

(c)           No Other Beneficiaries.  This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

(d)           Governing Law; Resolution of Disputes.  This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions.  The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation.  Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation.  Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally.  Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution, in which event each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party.  Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

(e)           Counterparts.  This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

(f)            Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Commonwealth Associates, 830 Third Avenue, New York, New York  10022, Att: Carl Kleidman, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Att: Fran Stoller and if sent to the Company, will be  sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at 25 Orinda Way, Orinda, California 94563, Att: John Moss, with a copy to Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: Adam R. Dolinko.

(g)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Very truly yours,

INTRAWARE, INC.

By:	/s/ Peter H. Jackson
Name: Peter H. Jackson
Title: Chief Executive Officer

Agreed: COMMONWEALTH ASSOCIATES, L.P.

By:	Commonwealth Associates Management Company, Inc.

By:	/s/ Joseph Wynne
Name: Joseph Wynne
Title: Secretary

Schedules